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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): April 11, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-19260 (Commission File No.)	84-0957421 (IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado (Address of principal executive offices)	80202-1557 (Zip Code)

(Registrant's telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Underwriting Agreement

        On April 11, 2006, Rentech, Inc. ("Rentech") entered into an Underwriting Agreement and Terms Agreement with Credit Suisse Securities (USA) LLC ("Credit Suisse"), acting on its behalf and as representative of the underwriters named in Schedule A thereto (collectively the "Equity Underwriters"), a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference (the "Equity Underwriting Agreement"). Pursuant to the Equity Underwriting Agreement, Rentech has agreed to sell to the Equity Underwriters 16,000,000 shares of its common stock, par value $0.01 per share (the "Shares"), at a public offering price of $3.40 per Share. According to the terms of the Equity Underwriting Agreement, the Equity Underwriters will receive an underwriting discount equal to $0.2040 per Share. Rentech also granted the Equity Underwriters a 30-day option to purchase up to an additional 2,400,000 Shares solely to cover any over-allotments.

Debt Underwriting Agreement

        Also on April 11, 2006, Rentech entered into a separate Underwriting Agreement and Terms Agreement with Credit Suisse, acting on its behalf and as representative of the underwriters named in Schedule A thereto (collectively, the "Debt Underwriters"), a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference (the "Debt Underwriting Agreement"). Pursuant to the Debt Underwriting Agreement, Rentech has agreed to sell to the Debt Underwriters $50 million aggregate principal amount of its 4% Convertible Senior Notes due 2013 (the "Notes"). According to the terms of the Debt Underwriting Agreement, the Debt Underwriters will receive an underwriting discount equal to 5.5% of the principal amount of the Notes. Rentech also granted the Debt Underwriters a 30-day option to purchase up to an additional $7,500,000 million aggregate principal amount of Notes solely to cover any over-allotments. Subject to the satisfaction to certain conditions, the Notes are convertible into shares of Rentech's common stock (or cash or a combination of cash and shares of common stock, if Rentech so elects) at an initial conversion rate of 249.2522 shares of Rentech's common stock per $1,000 principal amount of Notes (which represents a conversion price of approximately $4.0120 per share of common stock), subject to adjustment.

Expected Closing

        The consummation of each of the common stock offering and the convertible senior notes offering is conditioned on one another. Rentech expects to close the offerings on or about April 18, 2006, subject to the satisfaction of customary closing conditions.

Item 8.01 Other Events.

Press Release

        Rentech issued a press release on April 12, 2006, in connection with the transactions described in Item 1.01. A copy of the press release is filed herewith as Exhibit 99.1.

Final Prospectus Supplements

        On April 13, 2006, Rentech filed final prospectus supplements and related base prospectuses pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission detailing the final terms of the Rentech's proposed concurrent offerings of 16 million shares of its common stock and $50 million in aggregate principal amount of its convertible notes due 2013. The prospectuses are filed hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The prospectus supplements contain information that updates and modifies certain

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information included in Rentech's reports filed pursuant to the Securities Exchange Act of 1934, as amended.

Results of Annual Meeting of Shareholders

        Rentech held its Annual Meeting of Shareholders on April 13, 2006 in Denver, Colorado. At the annual meeting the shareholders adopted resolutions approving the following matters:

  1.
  The election to Rentech's Board of Directors of D. Hunt Ramsbottom, Erich W. Tiepel and Halbert S. Washburn.

  2.
  The Purchase of Royster-Clark Nitrogen, Inc.

  3.
  The potential issuance of 20% or more of Rentech's outstanding common stock at prices of up to 30% below market value.

  4.
  The adoption of the 2006 Incentive Award Plan.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit No.	Description of the Exhibit
Exhibit 1.1	Common Stock Underwriting Agreement and Terms Agreement, dated April 11, 2006, by and between Rentech, Inc. and Credit Suisse Securities (USA) LLC, acting on behalf of the several underwriters named therein.
Exhibit 1.2
Debt Securities Underwriting Agreement and Terms Agreement, dated April 11, 2006, by and between Rentech, Inc. and Credit Suisse Securities (USA) LLC, acting on behalf of the several underwriters named therein.
Exhibit 99.1	Press Release dated April 11, 2006.
Exhibit 99.2	Common Stock prospectus supplement and accompanying base prospectus dated April 11, 2006.
Exhibit 99.3	Convertible Senior Notes prospectus supplement and accompanying base prospectus dated April 11, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: April 14, 2006	By:	/s/ AMANDA DARBY Amanda M. Darby Secretary and General Counsel

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SIGNATURES